UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 4, 2016
Entergy Louisiana, LLC
(Exact name of registrant as specified in its charter)

Texas	1-32718	47-4469646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4809 Jefferson Highway, Jefferson, Louisiana		70121
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(504) 576-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 28, 2016, Entergy Louisiana, LLC (the “Company”) entered into an Underwriting Agreement for the sale of $400,000,000 aggregate principal amount of its Collateral Trust Mortgage Bonds, 2.40% Series due October 1, 2026 (the “Bonds”). The sale of the Bonds closed on October 4, 2016. The Bonds were registered under the Securities Act of 1933, as amended, by means of the Company’s automatic shelf Registration Statement on Form S-3 (File No. 333-213335-03) (the “Registration Statement”), which such Registration Statement became effective upon such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

4.40	Officer’s Certificate establishing the terms of the Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015.

4.41	Supplemental Indenture relating to the Bonds issued under the Mortgage and Deed of Trust of Entergy Louisiana, LLC, dated as of November 1, 2015.

4.42
Supplemental Indenture establishing the terms of the Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC (as successor to Entergy Gulf States Louisiana, LLC), dated September 1, 1926, as amended.

4.43	Supplemental Indenture establishing the terms of the Class A Bonds issued under the Indenture of Mortgage of Entergy Louisiana, LLC, dated as of April 1, 1944, as amended.

5.04	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.

5.05	Opinion of Mark G. Otts, Assistant General Counsel, Corporate and Securities of Entergy Services, Inc., with respect to the Bonds.

5.06	Opinion of Duggins Wren Mann & Romero, LLP, with respect to the Bonds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Louisiana, LLC
(Registrant)
Date October 4, 2016
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer